UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34166	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Rio Robles, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2020 (the “Distribution Date”), SunPower Corporation (“SunPower” or the “Company”) completed the previously announced spin-off (the “Spin-off”) of Maxeon Solar Technologies, Ltd. (“Maxeon Solar”), a Singapore public company limited by shares. The Spin-off was completed by way of a pro rata distribution of all of the then-issued and outstanding ordinary shares, no par value, of Maxeon Solar (the “Maxeon Solar shares”) to holders of record of SunPower’s common stock (the “Distribution”) as of the close of business on August 17, 2020.

Immediately after the Distribution, Maxeon Solar and Tianjin Zhonghuan Semiconductor Co., Ltd., a PRC joint stock limited company (“TZS”), completed the previously announced transaction in which Zhonghuan Singapore Investment and Development Pte. Ltd., a Singapore private limited company (“ZSID”) and an affiliate of TZS, purchased from Maxeon Solar, for $298.0 million, 8,915,692 additional Maxeon Solar shares (the “TZS Investment”), representing approximately 28.848% of the outstanding Maxeon Solar shares after giving effect to the Spin-off and the TZS Investment.

In connection with the Spin-off, and as contemplated by the Separation and Distribution Agreement entered into by Maxeon Solar and SunPower, SunPower entered into certain agreements with Maxeon Solar, including each of the following:

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Transition Services Agreement;

•	a Supply Agreement;

•	a Back-to-Back Agreement;

•	a Brand Framework Agreement;

•	a Cross-License Agreement; and

•	a Collaboration Agreement (collectively, the “Ancillary Agreements”).

The descriptions included below of the Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreement, Supply Agreement, Back-to-Back Agreement, Brand Framework Agreement, Cross-License Agreement and Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Tax Matters Agreement

Maxeon Solar and SunPower entered into a tax matters agreement (the “Tax Matters Agreement”) under which Maxeon Solar and SunPower, respectively, are each obligated to pay any taxes shown on any return required to be filed by any member of its post-spin group. Each party to the Tax Matters Agreement will also prepare those tax returns that are required to be prepared by members of its respective post-spin group. Both parties indemnify each other under this agreement for any action or inaction that causes the distribution of Maxeon Solar shares to fail to qualify as tax-free to SunPower shareholders. Both parties agreed generally to cooperate in preparing and filing tax returns, and will retain and make available tax records to the other party. Contests with taxing authorities are controlled by whichever of Maxeon Solar or SunPower bears the potential liability for the contested tax. SunPower will control tax contests relating to a failure of the Distribution to qualify as tax-free to SunPower shareholders. Disputes among the parties to the Tax Matters Agreement will be referred to independent tax counsel.

Employee Matters Agreement

Maxeon Solar entered into an employee matters agreement (the “Employee Matters Agreement”) with SunPower which set forth the parties’ agreements regarding the allocation of liabilities and responsibilities with respect to employees, employment matters, compensation, benefit plans, and other related matters in connection with the Spin-off.

Allocation of Employment Liabilities. The general principle for the allocation of employment-related liabilities is that (i) Maxeon Solar will assume all such liabilities relating to its employees and former employees of the SunPower Group (as defined in the Employee Matters Agreement) who worked wholly or substantially in Maxeon Solar’s business as of the date immediately prior to the termination of their employment (“former Maxeon Solar employees”) and (ii) SunPower will retain all such liabilities relating to all other current and former employees of the SunPower Group, in each case, regardless of when such liabilities arise.

Terms and Conditions of Maxeon Solar Employees. Maxeon Solar will cooperate in good faith with SunPower to identify its employees, and will indemnify SunPower for any liabilities (including severance) relating to the transfer of employment to Maxeon Solar, the termination of any Maxeon Solar employees following the Distribution Date, and any other liabilities assumed by Maxeon Solar under the Employee Matters Agreement. As of the Distribution Date, Maxeon Solar will provide each of its current employees (i) base salary at the same rate as provided immediately prior to the Distribution Date, (ii) cash incentive opportunities no less favorable than those offered to such employee immediately prior to the Distribution Date, and (iii) benefits under its benefit plans that in the aggregate are no less favorable than those offered to such employee immediately prior to the Distribution Date, in each case unless more favorable terms are required under applicable law, a collective bargaining agreement or an employment agreement. Prior to and for a period of twelve months following the Distribution Date, if it is determined that it is in the mutual best interests of the parties to transfer either an individual classified as a SunPower employee to Maxeon Solar, or an individual classified as one of Maxeon Solar’s employees to SunPower, then the parties will use commercially reasonable efforts to ensure that such employees are transferred accordingly, and such subsequently transferring employees will continue to be classified as either SunPower employees or Maxeon Solar employees, as applicable, until the date of such transfer.

Employee Benefit and Bonus Plans. As of the Distribution Date, Maxeon Solar will adopt or continue in effect its benefit plans that were in effect prior to the Distribution Date, including a new equity incentive plan (the “Maxeon Solar 2020 Omnibus Incentive Plan”), which was adopted by Maxeon Solar prior to the Distribution Date. Maxeon Solar will be responsible for all cash bonus payments to its employees for which the payment date occurs on or after the Distribution Date and any restricted cash awards granted to one of its employees that was outstanding on the Distribution Date.

Collective Bargaining Agreements. As of the Distribution Date, Maxeon Solar will retain or assume each collective bargaining agreement covering any of its employees and will assume all liabilities arising under such collective bargaining agreements.

Severance and Unemployment Compensation. As of the Distribution Date, Maxeon Solar will retain or assume all severance and unemployment compensation liabilities relating to its employees or former Maxeon Solar employees, or reimburse SunPower for any such expenses it incurs in connection with the separation.

Incentive Equity Awards. Maxeon Solar has adopted the Maxeon Solar 2020 Omnibus Incentive Plan. As of the Distribution Date, outstanding SunPower incentive equity awards held by service providers both inside and outside of the United States will be separated into either (1) adjusted awards over SunPower common stock for those employees who will remain with SunPower, or (2) converted and adjusted awards over Maxeon Solar shares, granted pursuant to the Maxeon Solar Incentive Plan, for those employees who will remain with Maxeon Solar following the Spin-off.

Transition Services Agreement

Maxeon Solar entered into a transition services agreement (the “Transition Services Agreement”) with SunPower under which Maxeon Solar and SunPower will provide and/or make available various administrative services and assets to each other through August 26, 2021 with an option to extend for up to an additional 180 days by mutual written agreement. Services to be provided by SunPower to Maxeon Solar include certain services related to finance, accounting, business technology, human resources information systems, human resources, facilities, document management and record retention, relationship and strategy management and module operations, technical and quality support. Services to be provided by Maxeon Solar to SunPower include certain services related to finance, accounting, information technology, human resources information systems, human resources, document management and record retention, supply chain and operational planning and module operations. In consideration for such services, Maxeon Solar and SunPower will each pay fees to the other for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services, plus a standard markup, and subject to a 25% increase following an extension of the initial term (unless otherwise mutually agreed to by the parties). The personnel performing services under the Transition Services Agreement will be employees and/or independent contractors of the party providing the service and will not be under the direction or control of the party to whom the service is being provided. Subject to certain exceptions, the liability of each party under the Transition Services Agreement for the services it provides will generally be limited to the aggregate fees paid or payable to such party in connection with the provision of such services. The Transition Services Agreement also provides that the provider of a service will not be liable to the recipient of such service for any special, indirect, punitive, incidental, or consequential damage, including loss of profits, diminution in value, business interruptions, and claims of customers. The Transition Services Agreement also contains customary mutual indemnification provisions.

Supply Agreement

Maxeon Solar entered into a supply agreement (the “Supply Agreement”) with SunPower that reflects arms’ length negotiations. Under the Supply Agreement, SunPower will purchase from Maxeon Solar, and Maxeon Solar will sell to SunPower, certain designated products for use in residential and commercial solar applications in the Domestic Territory (as defined in the Supply Agreement).

The Supply Agreement has a two-year term, subject to customary early termination provisions triggered by a breach of the other party (with or without the right to cure depending on the breach) and insolvency events affecting the other party. In addition, the parties must attempt to negotiate an extension or replacement of the Supply Agreement prior to the end of the initial term, but neither party is obligated to agree to any such extension or replacement.

Under the Supply Agreement, SunPower is required to purchase, and Maxeon Solar is required to supply, certain minimum volumes of products during each calendar quarter of the term. For the remainder of 2020, the minimum volumes are specifically enumerated for different types of products, and for each subsequent period, the minimum volumes will be established based on SunPower’s forecasted requirements, subject to certain limitations. The parties will be subject to reciprocal penalties for failing to purchase or supply, as applicable, the minimum product volumes.

The Supply Agreement also includes reciprocal exclusivity provisions that, subject to certain exceptions, will prohibit SunPower from purchasing the products (or competing products) from anyone other than Maxeon Solar, and will prohibit Maxeon Solar from selling such products to anyone other than SunPower. The exclusivity provisions only relate to products for the Domestic Territory. For products designated for installation on a residence or by a third party for the exclusive use of a specific customer, the exclusivity provisions will last until August 26, 2022 (or the entire initial term). For products designated for other applications (including multiple-user, community solar products), the exclusivity provisions will last until August 26, 2021. The exclusivity provisions will not apply to off-grid applications, certain portable or mobile small-scale applications (including applications where solar cells are integrated into consumer products), or power plant, front-of-the-meter applications where the electricity generated is sold to a utility or other reseller. Additionally, the Supply Agreement contains reciprocal non-solicitation provisions with respect to certain of each party’s employees, including those employees who have access to certain confidential information.

The purchase price for each product, subject to certain adjustments, will be fixed for 2020 and 2021 based on the power output (in watts) of the relevant product. For subsequent periods, the purchase price will be set based on a formula and fixed for the covered period, subject to the same adjustments.

Back-to-Back Agreement

Together with certain of SunPower’s affiliated companies, SunPower is party to various supply agreements (collectively, the “Hemlock Agreements”) with Hemlock Semiconductor Operations LLC (f/k/a Hemlock Semiconductor Corporation) and its affiliate, Hemlock Semiconductor, LLC. SunPower and Maxeon Solar entered into an agreement (the “Back-to-Back Agreement”) on the Distribution Date pursuant to which Maxeon Solar will effectively receive SunPower’s rights under the Hemlock Agreements (including SunPower’s deposits and advanced payments thereunder) and, in return, Maxeon Solar will agree to perform all of SunPower’s existing and future obligations under the Hemlock Agreements (including all take-or-pay obligations). The Back-to-Back Agreement is not intended as a formal assignment or transfer of any Hemlock Agreement (or any portion thereof).

Under the Back-to-Back Agreement, Maxeon Solar agreed to indemnify SunPower and its affiliates and its and their past, present, or future directors, officers, agents and employees and each of the heirs, executors, successors and assigns of any of the foregoing for any liabilities arising out of Maxeon Solar’s failure to perform all existing and future obligations under the Hemlock Agreements. If Maxeon Solar is obligated to indemnify SunPower under the Back-to-Back Agreement, SunPower will be entitled to set off its damages against any amounts that SunPower or any of its affiliated companies, on the one hand, owe to Maxeon Solar or any of its affiliated companies, on the other hand (including, but not limited to, under any of the Ancillary Agreements). In addition, under certain circumstances, Maxeon Solar will be required to support its potential indemnification obligations under the Back-to-Back Agreement by providing SunPower with reasonably acceptable financial assurances or collateral to cover SunPower’s estimated market exposure.

The Back-to-Back Agreement is governed by California law. Any litigation arising between Maxeon Solar and SunPower in connection with the Back-to-Back Agreement must take place in the state or federal courts of California.

Brand Framework Agreement

Maxeon Solar entered into a brand framework agreement (the “Brand License Agreement”) with SunPower under which SunPower will assign to Maxeon Solar the “MAXEON” trademarks (and corresponding domain names) and the non-U.S. “SUNPOWER” trademarks. SunPower will retain ownership of its SUNPOWER trademarks in the United States. The agreement includes reciprocal licenses. SunPower exclusively licensed to Maxeon Solar and its affiliates, on a royalty-free basis, the right to use the SUNPOWER trademarks in U.S. territories, and in the United States if authorized by SunPower or if such products are manufactured by SunPower prior to the effective date of the Spin-off, on hardware or components needed for solar energy system installation and services using solar energy systems. Maxeon Solar non-exclusively licensed to SunPower and its affiliates the right to use the SUNPOWER trademarks in Canada on the same hardware, components and services. The agreement restricts each party from selling its SUNPOWER trademarks to a third party unless otherwise agreed by the parties. SunPower is prohibited from using any SUNPOWER trademarks on solar panels not supplied by Maxeon Solar or made by SunPower for a three-year period (contemplated to be January 1, 2022 through December 31, 2024), subject to specified exceptions. If either party intends to stop using the SUNPOWER trademarks (or, for Maxeon Solar, the MAXEON trademarks), then the party must offer to transfer its rights under such trademarks to the other party at no charge. The agreement will continue, with respect to certain market segments, until the third anniversary of the expiration of the segments’ exclusivity period and, with respect to certain other intellectual property rights, unless the parties mutually agree to terminate it.

Cross-License Agreement

Maxeon Solar entered into a cross license agreement (the “Cross License Agreement”) with SunPower under which SunPower granted to Maxeon Solar (i) an exclusive license to certain of SunPower’s existing intellectual property to manufacture, use and sell products and services, to enforce such intellectual property rights against third parties, and to recover damages for past, current and future infringements, and (ii) a non-exclusive license to the remainder of SunPower’s existing intellectual property (and improvements created by SunPower), for a number of purposes, including to operate the manufacturing facilities transferred to Maxeon Solar and selling existing Maxeon panels and shingled panels configured for residential, commercial and utility scale applications, existing Maxeon solar cells, certain specialty products and other solar cells or solar module products expected to be manufactured by Maxeon Solar as of the date of the agreement (“Maxeon Products”). The agreement contains certain application-limitations that will apply to Maxeon Solar’s ability to sell the Maxeon Products for two years. The agreement also provides that Maxeon Solar will grant SunPower and its affiliates a non-exclusive license to the intellectual property (excluding trademarks) that has been transferred to Maxeon Solar or exclusively licensed to Maxeon Solar by SunPower for a number of purposes, including to manufacture and sell Maxeon Products in the United States and Canada, for research and development, and commencing on termination of the Supply Agreement between the parties, to sell outside of the United States and Canada shingled panels manufactured at SunPower’s Hillsboro, Oregon facility. The agreement restricts SunPower, for three years, from licensing to any third party the intellectual property SunPower has non-exclusively licensed to Maxeon Solar for purposes of manufacturing the Maxeon Products. The agreement will continue unless the parties mutually agree to terminate it.

Collaboration Agreement

Maxeon Solar entered into a collaboration agreement (the “Collaboration Agreement”) with SunPower that provides a framework for the development of next-generation Maxeon 7 panels, flex panels, single solar panels and any other products that are agreed to by the parties. Each project that will occur under the agreement will be governed by written plans that will be agreed to by the parties. These plans will include agreed-upon budgets, cost allocations and resource responsibilities of the parties and will last a maximum of two years. Both parties will have the sole right to manufacture the products developed under the agreement within the 50 states of the United States, the District of Columbia and Canada (the “Collaboration Territory”). Maxeon Solar will have the exclusive right to manufacture the products outside of the Collaboration Territory. For a period that will not be longer than two years commencing on the effective date or approval of a development plan for each developed product (the “Exclusivity Period”), SunPower will have the exclusive right to sell, and Maxeon Solar will have the exclusive right to supply, each developed product in specified markets. For one year after the Exclusivity Period for each developed product, neither party will be permitted to enter into an exclusive supply relationship with a third party for the relevant developed product within those markets. In addition, after the Exclusivity Period, if either party intends to enter into a supply agreement for the developed product, the other party has a right of first offer or refusal. Any new intellectual property arising from the agreement will be owned by Maxeon Solar, subject to a sole license to SunPower within the Collaboration Territory during the Exclusivity Period, and which will become non-exclusive after the Exclusivity Period.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 26, 2020, SunPower completed the previously announced Spin-off of Maxeon Solar by way of a pro rata distribution of all of the then-issued and outstanding Maxeon Solar shares to holders of record of SunPower’s common stock as of the close of business on August 17, 2020. Maxeon Solar’s business primarily consists of those activities previously comprised of the non-U.S. assets and operations of SunPower’s SunPower Technologies segment. Each SunPower shareholder will receive one Maxeon Solar share for every eight SunPower shares they held as of the close of business on August 17, 2020, and cash in lieu of any fractional Maxeon Solar shares. Maxeon Solar is now an independent, publicly traded company and the Maxeon Solar shares are listed on the Nasdaq Global Select Market under the symbol “MAXN.”

A Registration Statement on Form 20-F relating to the Spin-off was filed by Maxeon Solar with the Securities and Exchange Commission (the “SEC”) and was declared effective on August 4, 2020.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

To the extent pro forma financial information is required by this item, it will be furnished to the SEC by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Title

10.1	Tax Matters Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K filed by Maxeon Solar on August 27, 2020 (the “Maxeon Solar Form 6-K”))

10.2	Employee Matters Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.3 to the Maxeon Solar Form 6-K)

10.3	Transition Services Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.4 to the Maxeon Solar Form 6-K)

10.4	Supply Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.5 to the Maxeon Solar Form 6-K)

10.5	Back-to-Back Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.6 to the Maxeon Solar Form 6-K)

10.6	Brand Framework Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.7 to the Maxeon Solar Form 6-K)

10.7	Cross-License Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.8 to the Maxeon Solar Form 6-K)

10.8	Collaboration Agreement, dated August 26, 2020, by and between Maxeon Solar Technologies, Ltd. and SunPower Corporation (incorporated by reference to Exhibit 99.9 to the Maxeon Solar Form 6-K)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding statements regarding the Spin-off of Maxeon Solar Technologies, SunPower’s and Maxeon Solar’s future plans, areas of focus, positioning for future success following the Spin-off, and technology development plans. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) challenges managing the Company’s acquisitions, joint ventures and partnerships, including the Company’s ability to successfully manage acquired assets and supplier relationships; and (3) challenges in executing transactions key to the Company’s strategic plans. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the SEC from time to time, including the Company’s most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Kenneth L. Mahaffey
Name:	Kenneth L. Mahaffey
Title:	Executive Vice President and General Counsel

Date: August 27, 2020